Exhibit 32

Certification Pursuant to 18 U.S.C Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of Sea Sun Capital Corporation (“Sea Sun”), that, to his knowledge, the Quarterly Report of Sea Sun on Form 10-QSB for the Quarter ended March 31, 2006, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Sea Sun.

Dated: November 29, 2006

/s/ Graham Millington
Graham Millington, Chief Executive Officer

/s/ Gregory N. Heller
Gregory N. Heller, Chief Financial Officer